UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2007
Yahoo! Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation )

701 First Avenue
Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)
(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Yahoo! Inc. (the “Company”) approved, effective as of May 14, 2007, the appointment of Blake Jorgensen, age 47, to serve as Chief Financial Officer of the Company. Mr. Jorgensen will commence employment with the Company on or about June 4, 2007. Susan L. Decker will resign as Chief Financial Officer effective upon Mr. Jorgensen’s commencement of employment. Ms. Decker will continue to serve as the Company’s Head of Advertiser and Publisher Group.
     The terms of Mr. Jorgensen’s employment are outlined in the Company’s offer letter to Mr. Jorgensen dated May 14, 2007, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Jorgenson will be employed by the Company on an “at-will” basis. He will receive a base salary at an annual rate of $450,000, subject to annual review, and an annual incentive bonus opportunity based on the achievement of individual and Company performance criteria to be established by the Compensation Committee. Mr. Jorgensen’s target annual cash bonus will be 100% of his base salary. Mr. Jorgensen will be entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s executives generally.
     In addition, management has recommended that the Company’s Compensation Committee approve the following grants to Mr. Jorgensen at its next regularly scheduled meeting to approve grants to newly-hired employees following Mr. Jorgensen’s start date:
•	An option to purchase 425,000 shares of the Company’s common stock at a per-share exercise price equal to the closing price of the common stock on the grant date, such option to vest with respect to 25% of the shares subject to the option on the first anniversary of Mr. Jorgensen’s start date and with respect to the remaining 75% of the shares subject to the option in six equal semi-annual installments over the three-year period thereafter, contingent upon his continued employment through each vesting date, such that the option will be fully vested at the end of four years following his start date; and

•	An award of 125,000 restricted stock units, such units to vest on the third anniversary of the date the award is granted, subject to his continued employment on such date, and to be payable upon vesting in shares of the Company’s common stock on a one-for-one basis.
     Each of these awards will be granted under the Company’s 1995 Stock Plan, as amended, and will be subject to the terms and conditions set forth therein and in the standard forms of award agreements used to evidence awards granted under the plan.
     From January 2002 until joining the Company, Mr. Jorgensen was Co-Director of Investment Banking at Thomas Weisel Partners, an investment bank specializing in the growth sectors of the economy, which he co-founded. From January 2002 until March 2007, Mr. Jorgensen also served as Chief Operating Officer and a member of the Executive Committee of Thomas Weisel Partners. In those capacities, he participated in the management of the administrative, finance, legal, accounting, regulatory and human resource functions of the bank. From October 1998 to January 2002, Mr. Jorgensen served as a Partner and Director of Private Placements at Thomas Weisel Partners. From December 1996 to September 1998, Mr. Jorgensen was a Managing Director and Principal at the Corporate Finance Department of Montgomery Securities. Previously, Mr. Jorgensen worked as a management consultant at MAC Group/Gemini Consulting and Marakon Associates. Mr. Jorgensen received an M.B.A. from the Harvard Graduate School of Business in 1988 and an A.B. in Economics from Stanford University in 1982.

Item 7.01	Regulation FD Disclosure.
     On May 15, 2007, the Company issued a press release announcing that Mr. Jorgensen will succeed Ms. Decker as the Company’s Chief Financial Officer. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
          (d)        Exhibits
          10.1      Offer Letter, dated as of May 14, 2007, between Yahoo! Inc. and Blake Jorgensen.
          99.1      Yahoo! Inc. Press Release dated May 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

YAHOO! INC.
(Registrant)

	By:	/s/ Michael J. Callahan

Date: May 15, 2007		Michael J. Callahan
Executive Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter, dated as of May 14, 2007, between Yahoo! Inc. and Blake Jorgensen.

99.1	Yahoo! Inc. Press Release dated May 15, 2007.

5